EXHIBIT 99.1

NEWS RELEASE

CONTACT:

Bob Aronson
Director of Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT CIBC WORLD MARKETS THIRD ANNUAL CONSUMER GROWTH CONFERENCE

HOUSTON, TX, July 1, 2003 - Stage Stores, Inc. (Nasdaq: STGS) announced today that management will make a presentation at the CIBC World Markets Third Annual Consumer Growth Conference on July 9, 2003, at 10:35 a.m. Eastern Time. The conference is being held at the Four Seasons Hotel in Boston, Massachusetts. The presentation will address the Company's current operations and major initiatives for fiscal 2003, and will provide a review of historical data and recent trends.

A live webcast of the presentation will be available. To access the webcast, log on to the Company's web site at stagestoresinc.com and then click on Investor Relations, then Webcasts, then the webcast link. A replay of the presentation will be available for approximately 30 days through Monday, August 11, 2003.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities throughout the south central United States. The Company currently operates 362 stores in 13 states under the Stage, Bealls and Palais Royal names. For more information about Stage Stores, visit the Company's web site at stagestoresinc.com.

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